Exhibit 32 – Certification of Periodic Financial Report (Section 906 Certification)

Dann H. Bowman and Sandra F. Pender hereby certify as follows:

1.          They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Chino Commercial Bancorp.

2.          The Amendment No. 1 on Form 10-K/A of Chino Commercial Bancorp for the year ended December 31, 2012 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Chino Commercial Bancorp.

Dated: April 19, 2013	By:	/s/ Dann H. Bowman
Dann H. Bowman
President and Chief Executive Officer

Dated: April 19, 2013	By:	/s/ Sandra F. Pender
Sandra F. Pender
Senior Vice President and Chief Financial Officer